Exhibit 99.1

Northwest Pipe Company Announces First Quarter 2025 Financial Results

•	Net sales of $116.1 million increased 2.6% year-over-year
•	Net income of $0.39 per diluted share
•	Backlog[1] of $203 million for the Engineered Steel Pressure Pipe segment (“SPP”); backlog including confirmed orders[2] of $289 million
•	Order book[3] of $64 million for the Precast Infrastructure and Engineered Systems segment (“Precast”)
•	Repurchased $5.0 million of common stock in April 2025
•	Northwest Pipe Company plans to change its name to NWPX Infrastructure, Inc. in June, subject to shareholder approval

VANCOUVER, Washington—April 30, 2025—Northwest Pipe Company (NASDAQ: NWPX) (the “Company”), a leading manufacturer of water-related infrastructure products, today announced its financial results for the first quarter ended March 31, 2025. The Company will broadcast its first quarter 2025 earnings conference call on Thursday, May 1, 2025 at 7:00 a.m. PT.

Management Commentary

“In the first quarter of 2025, we encountered a mix of external challenges ranging from weather disruptions across multiple facilities to the uncertainty brought on by new trade policies from the incoming administration,” said Scott Montross, President and Chief Executive Officer of Northwest Pipe Company. “The month of March particularly was more affected than anticipated by issues arising from the new policies. Despite these headwinds, both of our business segments delivered fairly respectable results.”

Montross continued, “As anticipated, first quarter SPP bidding was lighter, which temporarily reduced our backlog including confirmed orders to $289 million. Bidding activity has rebounded significantly in the second quarter, and our backlog including confirmed orders has now climbed well above $300 million. This current increase will help mitigate some of the cost pressures at our facility most impacted by trade-related issues as we progress through 2025. Our SPP segment generated $78.4 million in revenue at a 15.5% margin—respectable performance given the environment—and we anticipate similar revenues with improving margins in the second quarter. For the second half of 2025, we expect continued growth in both revenue and margin, setting the stage for another strong year for SPP.”

Mr. Montross concluded, “In our Precast business, while the first quarter typically experiences a seasonal slowdown, this year saw higher weather-related downtime as well as trade policy uncertainty affecting non-residential construction shipments. Despite these factors, our Precast business posted $37.7 million in revenue and a 19.1% margin—marking a 13% and 140 basis point improvement, respectively, over the same period last year. Our quarter-ending Precast orderbook rose to $64 million, up 23% year-over-year, driven largely by growth in the non-residential segment. We expect our second quarter precast revenue and margins to come in stronger than the second quarter of 2024 and a second half of 2025 with revenue similar to 2024 but with improving margins. We are looking ahead to a strong second quarter and the launch of our new Company name—NWPX Infrastructure, Inc. This rebranding reflects our strategic evolution and aligns with the infrastructure-focused solutions we deliver across North America.”

First Quarter 2025 Financial Results

Consolidated

•	Net sales increased 2.6% to $116.1 million from $113.2 million in the first quarter of 2024.
•	Gross profit decreased 3.8% to $19.4 million, or 16.7% of net sales, from $20.1 million, or 17.8% of net sales, in the first quarter of 2024.
•	Net income was $4.0 million, or $0.39 per diluted share, compared to $5.2 million, or $0.52 per diluted share, in the first quarter of 2024.

Engineered Steel Pressure Pipe Segment (SPP)

•	SPP net sales decreased 2.0% to $78.4 million from $80.0 million in the first quarter of 2024 driven by an 18% decrease in tons produced resulting from changes in project timing, partially offset by a 20% increase in selling price per ton due to changes in product mix.
•	SPP gross profit decreased 14.5% to $12.2 million, or 15.5% of SPP net sales, from $14.2 million, or 17.8% of SPP net sales, in the first quarter of 2024 primarily due to decreased volume and changes in product mix.
•	SPP backlog was $203 million as of March 31, 2025 compared to $213 million as of December 31, 2024 and $255 million as of March 31, 2024. Backlog including confirmed orders was $289 million as of March 31, 2025 compared to $310 million as of December 31, 2024 and $337 million as of March 31, 2024.

Precast Infrastructure and Engineered Systems Segment (Precast)

•

Precast net sales increased 13.4% to $37.7 million from $33.2 million in the first quarter of 2024 driven by a 21% increase in volume shipped, partially offset by a 6% decrease in selling prices due to changes in product mix.

•	Precast gross profit increased 22.0% to $7.2 million, or 19.1% of Precast net sales, from $5.9 million, or 17.7% of Precast net sales, in the first quarter of 2024 primarily due to changes in product mix.
•	Precast order book was $64 million as of March 31, 2025 compared to $61 million as of December 31, 2024 and $52 million as of March 31, 2024.

Balance Sheet and Cash Flow

•	As of March 31, 2025, the Company had $25.5 million of outstanding revolving loan borrowings and additional borrowing capacity of approximately $98 million under the revolving credit facility.
•	Net cash provided by (used in) operating activities was $4.8 million in the first quarter of 2025 compared to ($26.1) million in the first quarter of 2024 primarily due to a $31.1 million increase in cash from changes in working capital.
•	Capital expenditures were $3.7 million in the first quarter of 2025 compared to $4.6 million in the first quarter of 2024.
•	In April 2025, the Company repurchased approximately 122,000 shares at an average price of $40.82 per share for a total purchase price of $5.0 million pursuant to a Rule 10b5‑1 trading plan.

1 Northwest Pipe Company defines “backlog” as the balance of remaining performance obligations under signed contracts for Engineered Steel Pressure Pipe products for which revenue is recognized over time.

2 Northwest Pipe Company defines “confirmed orders” as Engineered Steel Pressure Pipe projects for which the Company has been notified that it is the successful bidder, but a binding agreement has not been executed.

3 Northwest Pipe Company defines “order book” as unfulfilled orders outstanding at the measurement date for its Precast Infrastructure and Engineered Systems segment.

Conference Call Details

A conference call and simultaneous webcast to discuss the Company’s first quarter 2025 financial results will be held on Thursday, May 1, 2025, at 7:00 a.m. Pacific Time. The call will be broadcast live on the Investor Relations section of the Company’s website at investor.nwpipe.com and will be archived online upon completion of the conference call. For those unable to listen to the live call, a replay will be available approximately three hours after the event and will remain available until Thursday, May 15, 2025, by dialing 1‑844‑512‑2921 in the U.S. or 1‑412‑317‑6671 internationally and entering the replay access code: 13753058.

About Northwest Pipe Company

Founded in 1966, Northwest Pipe Company is a leading manufacturer of water-related infrastructure products. In addition to being the largest manufacturer of engineered water transmission systems in North America, the Company manufactures stormwater and wastewater technology products; high-quality precast and reinforced concrete products; pump lift stations; steel casing pipe; bar-wrapped concrete cylinder pipe; and one of the largest offerings of pipeline system joints, fittings, and specialized components. Strategically positioned to meet growing water and wastewater infrastructure needs, Northwest Pipe Company provides solution-based products for a wide range of markets under the ParkUSA, Geneva Pipe and Precast, Permalok®, and Northwest Pipe Company lines. The Company’s diverse team is committed to quality and innovation while demonstrating the Company’s core values of accountability, commitment, and teamwork. The Company is headquartered in Vancouver, Washington, and has 13 manufacturing facilities across North America. Please visit www.nwpipe.com for more information.

Forward-Looking Statements

Statements in this press release by Scott Montross contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on current expectations, estimates, and projections about the Company’s business, management’s beliefs, and assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements as a result of a variety of important factors. While it is impossible to identify all such factors, those that could cause actual results to differ materially from those estimated by the Company include changes in demand and market prices for its products, product mix, bidding activity and order modifications or cancelations, timing of customer orders and deliveries, production schedules, price and availability of raw materials, excess or shortage of production capacity, international trade policy and regulations, changes in trade policy (in particular with Canada and Mexico) and duties imposed on imports and exports and the related impacts on the Company, economic uncertainty and associated trends in macroeconomic conditions, including potential recession, inflation, and the state of the housing and commercial construction markets, interest rate risk and changes in market interest rates, including the impact on the Company’s customers and related demand for its products, the Company’s ability to identify and complete internal initiatives and/or acquisitions in order to grow its business, the Company’s ability to effectively integrate future acquisitions into its business and operations that produce accretive financial results, effects of security breaches, computer viruses, and cybersecurity incidents, timing and amount of share repurchases, impacts of U.S. tax reform legislation on the Company’s results of operations, and the impact on its customers and related demand for its products, adequacy of the Company’s insurance coverage, supply chain challenges, labor shortages, impact of geopolitical trends, changes, and events, including the ongoing military conflicts in Ukraine and the Middle East or tensions in the Taiwan Strait and South China Sea and the regional and global ramifications of these events, operating problems at the Company’s manufacturing operations including fires, explosions, inclement weather, and floods and other natural disasters, material weaknesses in the Company’s internal control over financial reporting and its ability to remediate such weaknesses, impacts of pandemics, epidemics, or other public health emergencies, and other risks discussed in the Company’s Annual Report on Form 10‑K for the year ended December 31, 2024 and from time to time in its other Securities and Exchange Commission filings and reports. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. If the Company does update or correct one or more forward-looking statements, investors and others should not conclude that it will make additional updates or corrections with respect thereto or with respect to other forward-looking statements.

Non-GAAP Financial Measures

The Company is presenting backlog including confirmed orders. This non-GAAP financial measure is provided to better enable investors and others to assess the Company’s ongoing operating results and compare them with its competitors. This should be considered a supplement to, and not a substitute for, or superior to, financial measures calculated in accordance with GAAP.

For more information, visit www.nwpipe.com.

Contact:

Aaron Wilkins

Chief Financial Officer

Northwest Pipe Company

investors@nwpipe.com

Or

Addo Investor Relations

nwpx@addo.com

###

NORTHWEST PIPE COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2025	2024
Net sales:
Engineered Steel Pressure Pipe	$78,446	$80,007
Precast Infrastructure and Engineered Systems	37,669	33,208
Total net sales	116,115	113,215

Cost of sales:
Engineered Steel Pressure Pipe	66,272	65,765
Precast Infrastructure and Engineered Systems	30,478	27,316
Total cost of sales	96,750	93,081

Gross profit:
Engineered Steel Pressure Pipe	12,174	14,242
Precast Infrastructure and Engineered Systems	7,191	5,892
Total gross profit	19,365	20,134

Selling, general, and administrative expense	13,796	11,444
Operating income	5,569	8,690
Other income	7	7
Interest expense	(635)	(1,474)
Income before income taxes	4,941	7,223
Income tax expense	977	1,985
Net income	$3,964	$5,238

Net income per share:
Basic	$0.40	$0.53
Diluted	$0.39	$0.52

Shares used in per share calculations:
Basic	9,933	9,916
Diluted	10,117	10,045

NORTHWEST PIPE COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$5,285	$5,007
Trade and other receivables, net	60,104	66,946
Contract assets	104,965	103,422
Inventories	80,684	79,770
Prepaid expenses and other	6,234	7,343
Total current assets	257,272	262,488
Property and equipment, net	150,811	150,456
Operating lease right-of-use assets	86,314	87,747
Goodwill	55,504	55,504
Intangible assets, net	26,033	27,041
Other assets	6,300	6,417
Total assets	$582,234	$589,653

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$2,994	$2,994
Accounts payable	24,682	27,783
Accrued liabilities	22,042	28,172
Contract liabilities	9,304	11,197
Current portion of operating lease liabilities	5,041	4,987
Total current liabilities	64,063	75,133
Borrowings on line of credit	25,533	24,677
Long-term debt	10,728	11,476
Operating lease liabilities	84,511	85,744
Deferred income taxes	9,041	8,297
Other long-term liabilities	9,902	10,323
Total liabilities	203,778	215,650

Stockholders’ equity:
Common stock	100	99
Additional paid-in-capital	128,924	128,407
Retained earnings	250,295	246,331
Accumulated other comprehensive loss	(863)	(834)
Total stockholders’ equity	378,456	374,003
Total liabilities and stockholders’ equity	$582,234	$589,653

NORTHWEST PIPE COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net income	$3,964	$5,238
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and finance lease amortization	3,413	3,405
Amortization of intangible assets	1,008	1,008
Noncash operating lease expense	1,434	1,479
Deferred income taxes	744	(80)
Share-based compensation expense	1,138	1,025
Other, net	326	159
Changes in operating assets and liabilities:
Trade and other receivables	6,652	(4,965)
Contract assets, net	(3,436)	(18,054)
Inventories	(914)	(5,252)
Prepaid expenses and other assets	1,040	1,137
Accounts payable	(2,978)	(4,777)
Accrued and other liabilities	(6,364)	(5,171)
Operating lease liabilities	(1,179)	(1,241)
Net cash provided by (used in) operating activities	4,848	(26,089)

Cash flows from investing activities:
Purchases of property and equipment	(3,670)	(4,570)
Other investing activities	-	48
Net cash used in investing activities	(3,670)	(4,522)

Cash flows from financing activities:
Borrowings on line of credit	39,521	64,664
Repayments on line of credit	(38,665)	(29,286)
Payments on other debt	(750)	-
Payments on finance lease liabilities	(386)	(381)
Tax withholdings related to net share settlements of equity awards	(620)	(320)
Repurchase of common stock	-	(3,872)
Net cash provided by (used in) financing activities	(900)	30,805

Change in cash and cash equivalents	278	194
Cash and cash equivalents, beginning of period	5,007	4,068
Cash and cash equivalents, end of period	$5,285	$4,262